EXHIBIT (99.1)

News	Contact Ted Lowen (Media) 732-205-6360 Gavin A. Bell (Investor Relations) 732-205-6313 Ref. #C1444 Engelhard Corporation 101 Wood Avenue P.O. Box 770 Iselin, NJ 08830-0770

For immediate release

ENGELHARD EARNINGS EXCEED PREANNOUNCED PROJECTIONS AS ALL SEGMENTS POST DOUBLE-DIGIT EARNINGS, REVENUE GROWTH

ISELIN, NJ, April 26, 2006 - Engelhard Corporation (NYSE: EC) today reported net earnings for the first quarter ended March 31 of $69 million, or 55 cents per share, which includes approximately three cents of expenses and two cents of share dilution due to the impact of an unsolicited BASF tender offer. The Company reported net earnings of $58 million, or 47 cents per share, for the same period in 2005.
First-quarter revenues were $1.5 billion, an increase of 43% versus the prior-year period.
“Our strong first-quarter performance demonstrates that the significant investments we made in recent years in both organic growth initiatives and strategic acquisitions are indeed paying off,” said Barry W. Perry, chairman and chief executive officer. “Our results from the current and last quarters reflect that our past actions have positioned Engelhard to generate strong earnings growth over the next several years.”

First-Quarter Operating Results

Operating earnings from Environmental Technologies were $42 million, an increase of 12% versus the prior year. Revenues, which include the pass-through of substrate costs, rose 35% to $320 million. Operating margins remained strong excluding the pass-through of substrate costs. The increase in earnings resulted from growth in emission-control technologies for certain mobile-source markets and improved productivity.

Operating earnings from Process Technologies rose 38% to $26 million, driven primarily by continued demand for technologies for petroleum refining and growth in most chemical catalyst markets. Revenues increased 16% to $171 million in the first quarter.
Operating earnings from Appearance and Performance Technologies increased 19% to $22 million resulting from the positive impact of recent acquisitions in cosmetics and personal care and higher pricing to offset the impact of higher natural gas prices. Revenues grew 19% to $206 million.
Operating earnings from technology segments in total rose 21% to $89 million, reflecting strong underlying fundamentals across the businesses. Revenues grew 25% to $698 million.
Operating earnings from Materials Services were $17 million, an increase of $12 million versus a year ago. Revenues were $728 million, compared with $446 million in last year’s first quarter.
Ventures generated strong performance in the quarter as a result of continued investment to drive growth opportunities. Revenues increased to $30 million versus $13 million in last year’s first quarter. Operating earnings were $2 million compared to less than $1 million in the prior year period.
Earnings from equity investments were $8 million in the first quarter as the company’s Asian joint ventures continued to deliver solid performance.
Engelhard Corporation is a surface and materials science company that develops technologies to improve customers’ products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

Forward-Looking Statements. This announcement contains forward-looking statements. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, internal and external, that may cause Engelhard’s actual future activities and results of operations to be materially different from those suggested or described in this announcement. For a more thorough discussion of these factors, please refer to “Forward-Looking Statements” (excluding the first sentence thereof), “Risk Factors” and “Key Assumptions” on pages 34, 35 and 38, respectively, of Engelhard’s 2005 Annual Report on Form 10-K, dated March 3, 2006. Please also refer to “Forward-Looking Statements” and “Key Assumptions” contained in the investor presentation captioned “Recapitalization Plan” filed as an exhibit on Form 8-K, dated April 26, 2006, and “Forward-Looking Statements” in the Offer to Purchase to be filed by Engelhard in connection with its proposed self-tender offer for additional information regarding such risks, uncertainties and contingencies.

Investors are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date made, and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results due to the risks and uncertainties described above, as well as others that Engelhard may consider immaterial or do not anticipate at this time. The foregoing risks and uncertainties are not exclusive and further information concerning Engelhard and its businesses, including factors that potentially could materially affect its financial results or condition, may emerge from time to time. Investors are advised to consult any further disclosures Engelhard makes on related subjects in Engelhard’s future periodic and current reports and other documents that Engelhard files with or furnishes to the Securities and Exchange Commission (“SEC”).

No Offer or Solicitation. This announcement does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of Engelhard. The proposed self-tender offer by Engelhard described in this announcement has not commenced. Any offers to purchase or solicitation of offers to sell will be made only pursuant to a tender offer statement (including an offer to purchase, a letter of transmittal and other offer documents) filed by Engelhard (“Engelhard’s Tender Offer Statement”) with the SEC. Engelhard’s shareholders are advised to read Engelhard’s tender offer statement and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety when they become available because they will contain important information.

Additional Information and Where to Find It. Engelhard also plans to file with the SEC and mail to its shareholders a definitive Proxy Statement on Form 14A relating to the 2006 annual meeting of shareholders and the election of directors (the “2006 Proxy Statement”) and other important information. Engelhard and its directors and certain of its officers may be deemed, under SEC rules, to be participants in soliciting proxies from Engelhard’s shareholders. Information regarding the names of Engelhard’s directors and executive officers and their respective interests in Engelhard by security holdings or otherwise is set forth in Engelhard’s Proxy Statement relating to the 2005 annual meeting of shareholders (the “2005 Proxy Statement”). Additional information regarding the interests of such and other potential participants will be included in the 2006 Proxy Statement and other relevant documents to be filed with the SEC in connection with Engelhard’s 2006 annual meeting of shareholders that will be filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE 2006 PROXY STATEMENT AND OTHER MATERIALS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. On January 9, 2006, BASF filed a Tender Offer Statement on Schedule TO, which has been amended (the “BASF Tender Offer Statement”). In response to the BASF Tender Offer Statement, Engelhard has filed certain materials with the SEC, including the Schedule 14D-9 filed on February 2, 2006, and which has been amended, (the “Schedule 14D-9”).

Investors and security holders may obtain a free copy of Engelhard’s Tender Offer Statement (when it is filed and becomes available), Schedule 14D-9, 2005 Proxy Statement, 2006 Proxy Statement (when it is filed and becomes available), BASF’s Tender Offer Statement and other documents filed by Engelhard or BASF with the SEC at the SEC's website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of each of the Schedule 14D-9, 2005 Proxy Statement, 2006 Proxy Statement (when it is filed and becomes available), Engelhard’s Tender Offer Statement (when it is filed and becomes available), as well as Engelhard’s related filings with the SEC, from Engelhard by directing a request to Engelhard Corporation, 101 Wood Avenue, Iselin, New Jersey 08830, Attention: Investor Relations or at 732-205-5000, or from MacKenzie Partners, Inc. by calling 1-800-322-2885 toll free or at 1-212-929-5500 collect or by e-mail at Engelhard@mackenziepartners.com.

ENGELHARD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Net sales	$1,455,327	$1,018,711
Cost of sales	1,244,551	849,990
Gross profit	210,776	168,721
Selling, administrative and other expenses	117,159	98,482
Expenses related to BASF tender offer	6,875	-
Operating earnings	86,742	70,239
Equity in earnings of affiliates	7,656	8,109
(Loss) gain on investment	(32)	119
Interest expense, net	(6,415)	(4,780)
Earnings before income taxes	87,951	73,687
Income tax expense	18,823	15,231
Net earnings from continuing operations	69,128	58,456
Loss from discontinued operations, net of tax	(135)	(504)

Net Earnings	$68,993	$57,952

Earnings per share from continuing operations:
Basic	$0.56	$0.48
Diluted	$0.55	$0.47

Earnings per share from discontinued operations:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Earnings per share:
Basic	$0.56	$0.48
Diluted	$0.55	$0.47

Cash dividends paid per share	$0.12	$0.12

Average number of shares outstanding - basic	122,582	121,702

Average number of shares outstanding - diluted	125,712	123,905

Actual number of shares outstanding at end of period	123,963	121,161

ENGELHARD CORPORATION
BUSINESS SEGMENT INFORMATION
(Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005	Change
Net Sales
Environmental Technologies	$320,222	$237,458	35%
Process Technologies	171,048	147,981	16%
Appearance and Performance Technologies	206,332	173,875	19%
Technology segments	697,602	559,314	25%
Materials Services	727,788	446,424	63%
All Other	29,937	12,973	131%
Total net sales	$1,455,327	$1,018,711	43%

Operating Earnings
Environmental Technologies	$41,530	$36,981	12%
Process Technologies	26,263	19,057	38%
Appearance and Performance Technologies	21,512	18,063	19%
Technology segments	89,305	74,101	21%
Materials Services	17,205	4,725	264%
All Other	(19,768) *	(8,587)	130%
Total operating earnings	86,742	70,239	23%
Equity in earnings of affiliates	7,656	8,109	-6%
(Loss) gain on investment	(32)	119	-127%
Interest expense, net	(6,415)	(4,780)	34%
Earnings before income taxes	87,951	73,687	19%
Income tax expense	18,823	15,231	24%
Net earnings from continuing operations	69,128	58,456	18%
Loss from discontinued operations, net of tax	(135)	(504)	-73%

Net Earnings	$68,993	$57,952	19%

*Includes $6,875,000 of expenses related to BASF tender offer.

*

ENGELHARD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Thousands)
(Unaudited)

	March 31,	December 31,
	2006	2005
Cash and cash equivalents	$64,573	$41,619
Cash in trust	112,377	-
Receivables, net	631,791	526,962
Committed metal positions	1,004,646	904,953
Inventories	561,658	532,638
Other current assets	137,941	145,392
Total current assets	2,512,986	2,151,564
Investments	203,369	204,495
Property, plant and equipment, net	909,612	936,193
Goodwill	406,252	400,719
Other intangible and noncurrent assets	184,309	186,007
Total assets	$4,216,528	$3,878,978

Short-term borrowings	$167,876	$48,784
Current maturities of long-term debt	106,737	120,852
Accounts payable	799,773	561,955
Hedged metal obligations	533,477	640,812
Other current liabilities	246,928	265,359
Total current liabilities	1,854,791	1,637,762
Long-term debt	432,247	430,500
Other noncurrent liabilities	321,545	321,554
Shareholders' equity	1,607,945	1,489,162
Total liabilities and shareholders' equity	$4,216,528	$3,878,978

ENGELHARD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Cash flows from operating activities
Net earnings	$68,993	$57,952
Adjustments to reconcile net earnings to net
cash provided by operating activities:
Depreciation and depletion	33,154	31,368
Amortization of intangible assets	1,594	1,117
Loss (gain) on investment	32	(119)
Equity results, net of dividends	(5,855)	(5,050)
Net change in assets and liabilities:
Materials Services related	(23,899)	(14,662)
Funding of retirement trust	(112,377)	-
Excess tax benefits from share-based arrangements	(15,527)	-
All other	(65,948)	(28,982)
Net cash (used in) provided by operating activities	(119,833)	41,624

Cash flows from investing activities
Capital expenditures	(32,918)	(24,967)
Acquisitions and other investments	-	(55,084)
Net cash used in investing activities	(32,918)	(80,051)

Cash flows from financing activities
Increase in short-term borrowings	118,805	20,532
(Decrease) increase in long-term debt	(8,993)	69
Purchase of treasury stock	-	(46,016)
Cash from exercise of stock options	66,732	2,709
Excess tax benefits from share-based arrangements	15,527	-
Dividends paid	(14,859)	(14,636)
Net cash provided by (used in) financing activities	177,212	(37,342)
Effect of exchange rate changes on cash and cash equivalents	(1,507)	2,202
Net increase (decrease) in cash and cash equivalents	22,954	(73,567)
Cash and cash equivalents at beginning of year	41,619	126,229
Cash and cash equivalents at end of period	$64,573	$52,662